CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 17, 2009
Date of Report
(Date of Earliest Event Reported)

Westergaard.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware		52-2002729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Floor 20, New York, NY 10004
(Address of principal executive offices (zip code))

212-732-7184
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01: Entry into a Material Definitive Agreement

Item 3.02: Unregistered Sales of Equity Securities

On September 11, 2009, we entered into an Exchange Agreement with our largest creditor to exchange approximately $725,000 of debt in consideration for 36,252,482 shares of our common stock.  As a result, the creditor has become our largest shareholder with roughly 75.2% of our issued and outstanding common stock.

The shares were issued to the creditor, an accredited investor, pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act for sales of securities made not in connection with a public offering.  The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Exchange Agreement does not require the approval of our shareholders.  A copy of the Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.

Section 9– Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Exchange Agreement, dated September 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2009

Westergaard.com, Inc.

By: /s/ Anne Straton
Anne Straton
President